Citizens Effingham Bancshares, Inc. And Subsidiary
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
For the Nine Months Ended September 30, 2005
Exhibit 32.2
     In connection with the Quarterly Report of Citizens Effingham Bancshares, Inc. and Subsidiary (the Company) on Form 10-QSB/A for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Harry H. Shearouse, President, Chief Executive Officer and Principal Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	To the best of my knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	To the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
February 17, 2006

/s/ Harry H. Shearouse

Harry H. Shearouse President, Chief Executive Officer and Principal Financial Officer